Contact: Elie Sugarman ir@bsig.com (617) 369-7300 Exhibit 99.1 BrightSphere Reports Financial and Operating Results for the Second Quarter Ended June 30, 2020 and Other Business Updates • U.S. GAAP earnings per share of $0.23 for the quarter, compared to $0.31 for Q2'19 • ENI earnings per share of $0.41 for the quarter, compared to $0.45 for Q2'19 • Announced divestiture of Barrow Hanley and Copper Rock; enhances pro forma organic growth profile, reduces debt and enables share repurchases, which could be accretive to ENI per share • Net client cash flows (“NCCF”) for the quarter of $(1.7) billion; excluding Barrow Hanley and Copper Rock, NCCF of positive $0.4 billion • Repurchases of 2.4 million shares at an average price of $6.56 per share in Q2’20, representing a 3.0% reduction in our total shares outstanding since the beginning of the quarter • AUM of $181.0 billion at June 30, 2020 compared to $161.8 billion at March 31, 2020 driven by market appreciation in the second quarter, AUM of $135.2 billion excluding Barrow Hanley and Copper Rock • Net leverage ratio reduced to 1.7x as of June 30, 2020 from 2.0x as of March 31, 2020 BOSTON - August 6, 2020 - BrightSphere Investment Group Inc. (NYSE: BSIG) reports its results for the second quarter ended June 30, 2020. Suren Rana, BrightSphere’s President and Chief Executive Officer said, “BrightSphere produced ENI earnings per share of $0.41 for the quarter compared to $0.45 in the second quarter of last year and $0.40 in the first quarter of 2020 reflecting the revenue decline from the impact of COVID-19 on our average AUM which was partially offset through expense management and our share repurchase activity.” “After the quarter-end, we announced divestitures of our Barrow Hanley and Copper Rock affiliates. We expect these divestitures to enhance the company’s organic growth profile as our remaining business has historically produced positive net flows. Pro forma for the divestitures, Quant & Solutions and Alternatives business segments would have accounted for 88% of Adjusted EBITDA for Q2 2020. Additionally, the portion of our revenue under long-term contracts would have increased to 29% for Q2 2020. $335 million of expected net proceeds from the sale would provide us capital to reduce debt and repurchase shares which could result in double-digit accretion to 2021 ENI per share.” “Our total net client cash flows in the quarter on a pro forma basis, i.e. excluding Barrow Hanley and Copper Rock affiliates, were positive across our three segments with a total of $0.4 billion, reflecting the continued strength of our well-positioned pro forma business mix.” “Amidst the continued market volatility, BrightSphere’s affiliates stayed consistent with their time-tested investment disciplines. Our Quant & Solutions segment continued to show strong long-term performance with 47%, 48% and 88% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods, respectively.” “In our Alternatives segment, while the travel and logistical restrictions imposed by the coronavirus outbreak are expected to delay the pace of raising our next vintage funds in this segment by approximately two quarters, we remain confident in our overall targeted growth in this segment.” “We believe we continue to be on track to achieve our targeted annualized cost savings of over $20 million by Q1 2021 in our corporate center through the implementation of an affiliate-led distribution approach.” “We intend to continue to optimize capital management by deploying our strong free cash flow to pay down debt and repurchase our shares in order to maximize shareholder value. In the second quarter, we reduced the borrowings on our corporate revolver to $130 million from $220 million at the end of Q1 2020, reducing our Net Debt / Adjusted EBITDA ratio to 1.7x as of the end of the second quarter compared to 2.0x at the end of the first quarter. In the second quarter, we repurchased 2.4 million shares representing a 3.0% reduction in our total shares outstanding since the beginning of the quarter. We are pleased that S&P and Moody’s have both reaffirmed our investment grade credit ratings after the announcement of the divestiture of Barrow Hanley and Copper Rock affiliates.” 1

Dividend Declaration The Company’s Board of Directors approved a quarterly interim dividend of $0.01 per share payable on September 25, 2020 to shareholders of record as of the close of business on September 11, 2020. Conference Call Dial-in The Company will hold a conference call and simultaneous webcast to discuss the results at 11:00 a.m. Eastern Time on August 6, 2020. To listen to the call or view the webcast, participants should: Dial-in: Toll Free Dial-in Number: (844) 445-4807 International Dial-in Number: (647) 253-8636 Conference ID: 9362087 Link to Webcast: https://event.on24.com/wcc/r/2403514/96E78BAFBA4011735F85002619A0C188 Dial-in Replay: A replay of the call will be available beginning approximately one hour after its conclusion either on BrightSphere’s website, at https://ir.bsig.com or at: Toll Free Dial-in Number: (800) 585-8367 International Dial-in Number: (416) 621-4642 Conference ID: 9362087 About BrightSphere BrightSphere is a diversified, global asset management company with approximately $135 billion(1) of assets under management as of June 30, 2020. Through its five(1) world-class investment management Affiliates, BrightSphere offers sophisticated investors access to a wide array of leading quantitative and solutions-based, private and public market alternative, and liquid alpha strategies designed to meet a range of risk and return objectives. For more information, please visit BrightSphere’s website at www.bsig.com. Information that may be important to investors will be routinely posted on our website. __________________________________________________________ (1) BrightSphere announced divestiture of Barrow Hanley and Copper Rock. Pro forma to exclude Barrow Hanley and Copper Rock as of June 30, 2020. 2

Forward Looking Statements This communication includes forward-looking statements which may include, from time to time, information relating to after-tax proceeds from our dispositions of Barrow Hanley and Copper Rock, anticipated revenues, margins, operating expense and variable compensation ratios, cash flows or earnings growth profile, anticipated performance of the Company’s business or particular segments, expected future net cash flows, share repurchases and expected ENI per share accretion, anticipated AUM growth, expense levels, capital management, benefits of our recent repositioning of our corporate center and/or expectations regarding market conditions. The words or phrases ‘‘will likely result,’’ ‘‘are expected to,’’ ‘‘will continue,’’ ‘‘is anticipated,’’ ‘‘can be,’’ ‘‘may be,’’ ‘‘aim to,’’ ‘‘may affect,’’ ‘‘may depend,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘believes,’’ ‘‘estimate,’’ ‘‘project,’’ and other similar expressions are intended to identify such forward-looking statements. Such statements are subject to various known and unknown risks and uncertainties and readers should be cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance. Actual results may differ materially from those in forward-looking information as a result of various factors, some of which are beyond the Company’s control, including but not limited to those discussed above and elsewhere in this communication and in the Company’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 2, 2020, Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 11, 2020, and subsequent SEC filings, including risks related to the disruption caused by the COVID-19 pandemic, which has and is expected to materially affect our business, financial condition, results of operations and cash flows for an extended period of time. Due to such risks and uncertainties and other factors, the Company cautions each person receiving such forward-looking information not to place undue reliance on such statements. Further, such forward-looking statements speak only as of the date of this communication and the Company undertakes no obligations to update any forward looking statement to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events. This communication does not constitute an offer for any fund managed by the Company or any Affiliate of the Company. Non-GAAP Financial Measures This communication contains non-GAAP financial measures. Reconciliations of GAAP to non-GAAP financial measures are included in the Reconciliations and Disclosures section of this communication. Additional reconciliations with respect to certain segment measures are included in the Supplemental Information section of this communication. 3

Q2 2020 EARNINGS PRESENTATION August 6, 2020 4

Q2’20 and Other Recent Highlights BrightSphere Highlights • U.S. GAAP EPS of $0.23 for Q2'20 compared to $0.31 for Q2'19 • ENI earnings per share of $0.41 for the quarter compared to $0.45 for Q2'19 • Announced divestiture of Barrow Hanley and Copper Rock for $335 million in expected after-tax proceeds including seed capital ◦ Results in a more attractive pro forma business mix that has historically generated positive net flows ◦ Anticipate using proceeds to pay down debt and repurchase shares, which could generate double digit accretion to 2021 ENI per share; also intend to use additional capital to seed new strategies to enhance Affiliate growth • NCCF(1) of $(1.7) billion for Q2'20; NCCF of positive $0.4 billion(2) excluding Barrow Hanley and Copper Rock for Q2'20 ◦ Quant & Solutions continued generating positive NCCF; Alternatives NCCF were break-even; Liquid Alpha NCCF of $(2.0) billion for Q2'20; Liquid Alpha NCCF of positive $0.1 billion(2) excluding Barrow Hanley and Copper Rock for Q2'20 • Quant and Solutions investment performance continued to be strong with 47%, 48% and 88% of strategies by revenue beating their benchmarks over the prior 3-, 5-, and 10-year periods at June 30, 2020 • In the Alternatives segment, continue to expect to reach targeted AUM growth but with an approximate two quarters delay in timing • On track to deliver run-rate cost savings with annual pre-tax income benefit of over $20 million by Q1’21 from execution of corporate center repositioning • Repurchased 3.0% of outstanding shares in Q2'20 at an average price of $6.56 per share • Revolver borrowing reduced to $130 million at June 30, 2020 compared to $220 million at March 31, 2020; net leverage ratio reduced to 1.7x at June 30, 2020 from 2.0x at March 31, 2020 __________________________________________________________ Please see Definitions and Additional Notes (1) NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations. (2) Pro forma for divestiture of Barrow Hanley and Copper Rock for the three months ended June 30, 2020. 5

U.S. GAAP Statement of Operations

($ in millions, unless otherwise noted)	Three Months Ended June 30, 2020	June 30, 2019	Increase (Decrease)	March 31, 2020
Management fees	$ 170.7	$ 205.9	(17.1)%	$ 178.5
Performance fees	0.3	(2.2)	n/m	1.0
Other revenue	2.0	1.5	33.3 %	1.6
Consolidated Funds' revenue	1.7	1.9	(10.5)%	1.5
Total revenue	**174.7**	**207.1**	**(15.6)%**	**182.6**
Compensation and benefits	116.9	123.7	(5.5)%	57.4
General and administrative	24.5	31.1	(21.2)%	27.7
Impairment of goodwill	—	—	n/m	16.4
Amortization of acquired intangibles	1.9	1.7	11.8 %	1.6
Depreciation and amortization	5.1	4.0	27.5 %	5.3
Consolidated Funds' expense	0.1	—	n/m	0.1
Total operating expenses	**148.5**	**160.5**	**(7.5)%**	**108.5**
Operating income	**26.2**	**46.6**	**(43.8)%**	**74.1**
Investment income (loss)	6.6	2.1	214.3 %	(13.7)
Interest income	0.2	0.3	(33.3)%	0.3
Interest expense	(7.4)	(8.8)	(15.9)%	(7.8)
Net consolidated Funds' investment gains (losses)	35.6	(4.5)	n/m	(17.2)
Income from continuing operations before taxes	**61.2**	**35.7**	**71.4 %**	**35.7**
Income tax expense (benefit)	7.3	14.1	(48.2)%	13.6
Income from continuing operations	**53.9**	**21.6**	**149.5 %**	**22.1**
Gain (loss) on disposal of discontinued operations, net of tax	—	—	n/m	—
Net income	**53.9**	**21.6**	**149.5 %**	**22.1**
Net income (loss) attributable to non-controlling interests	35.0	(6.4)	n/m	(10.5)
Net income attributable to controlling interests	**$ 18.9**	**$ 28.0**	**(32.5)%**	**$ 32.6**
Earnings per share, basic, $	$ 0.23	$ 0.31	(25.8)%	$ 0.38
Earnings per share, diluted, $	$ 0.23	$ 0.31	(25.8)%	$ 0.38
Basic shares outstanding (in millions)	80.4	91.5		85.1
Diluted shares outstanding (in millions)	80.4	91.5		85.1
U.S. GAAP operating margin	15 %	23 %	(750) bps	41 %
Pre-tax income from continuing operations attributable to controlling interests	$ 26.2	$ 42.1	(37.8)%	$ 46.2
Net income from continuing operations attributable to controlling interests	$ 18.9	$ 28.0	(32.5)%	$ 32.6

Please see Definitions and Additional Notes

Q2'20 vs. Q2'19

- Total revenue decreased (15.6)% from Q2'19 primarily due to lower management fees which were impacted by a decline in equity markets and decline in average AUM in 2020.
- Operating expenses decreased (7.5)% from Q2'19 primarily due to a reduction in compensation and benefits expense driven by lower fixed and variable compensation and a decrease in G&A expense as a result of cost saving initiatives.
- Income tax expense decreased (48.2)% in line with decrease in pre-tax earnings attributable to controlling interests and the decrease in expense attributable to uncertain tax positions in the current period versus the prior period.
- U.S. GAAP net income attributable to controlling interests decreased (32.5)% from the year ago quarter primarily due to the decrease in management fee revenue as a result of lower average AUM.
- Diluted earnings per share decreased (25.8)% from the year ago quarter due to lower Q2'20 earnings described above.

BRIGHTSPHERE Investment Group

6

Disciplined Execution of Long-Term Growth Strategy Focus on High- • Quant & Solutions Demand Quant & ◦ Leveraging broad quant capabilities to provide exposures and solutions sought by clients Solutions and • Alternatives Alternatives Diverse secondaries private market strategies attracting growing investor allocations (1) ◦ Strategies (88% • Liquid Alpha of Pro Forma ◦ Differentiated fundamental strategies with strong long-term alpha generation remain attractive Segment ENI ◦ Evolving product mix in higher fee strategies Revenue) Support • Product innovation Affiliates’ ◦ Support Affiliate-led extensions of investment strategies into high-demand areas through ongoing Growth seeding program Strategies • Affiliate-led distribution enhancements ◦ Support Affiliate expansion of distribution teams including entry into new markets and channels Drive • Strong free cash flow from diversified revenue streams; 29% of pro forma revenue(1) from long- Shareholder term contracts Value • Manage leverage using free cash flows from the business • Continue repurchases as long as it remains value accretive ◦ Year-to date repurchases of 5.7 million shares for $35.3 million through June 30, 2020 • Ongoing expense discipline ◦ On track to deliver run-rate cost savings with annual pre-tax income benefit of over $20 million by Q1’21 from execution of corporate center repositioning __________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma for divestiture of Barrow Hanley and Copper Rock for the three months ended June 30, 2020. 7

Pro Forma Business Mix Positioned to Generate Organic Growth

- 88%[1] of ENI revenue in high-demand Quant & Solutions and Alternatives Segments

Quant & Solutions[2]	Alternatives[2]	Liquid Alpha[2]
ACADIAN	LANDMARK PARTNERS; CampbellGlobal	TSW; ICM Investment Counselors of Maryland, LLC
• Highly scalable offerings with substantial capacity and growing global demand • Leveraging data and technology in computational factor-based investment process • Versatile, highly-tailored, outcome-driven investing to achieve client-specific goals • Ongoing product innovation responds to evolving client needs • Multi-Asset Class capability meeting increased demand for broad-based, bespoke investment solutions	• Diverse secondaries private market strategies in private equity, real estate and real assets • Predominately private market, with selected differentiated liquid strategies • More than 90% of revenue comprising management fees from long-term committed capital • Long-dated investment periods provide long-term committed assets • Growing global investor base and substantial capacity	• Demonstrated long-term alpha generation across diverse, long-only international and domestic public securities strategies including equities and fixed income • Strong performance over market cycles driven by consistent investment discipline • Expansion into in-demand, higher fee offerings support healthy operating margins • Disciplined adherence to investment processes across market cycles

Please see Definitions and Additional Notes

(1) *Pro forma for divestiture of Barrow Hanley and Copper Rock for the three months ended June 30, 2020.*

(2) *Certain smaller Acadian strategies are included in Alternatives and certain TSW strategies are included in Quant & Solutions where the classification is more appropriate.*

BRIGHTSPHERE Investment Group

8

More Attractive Pro Forma Business Mix - by Earnings Metrics(1) ENI Revenue Economic Net Income(2) Adjusted EBITDA(2) Alternatives Alternatives Alternatives 19% 18% 25% Quant & Liquid Solutions Quant & Liquid Alpha Quant & BrightSphere 48% Solutions Alpha 26% Solutions Liquid 53% 29% 56% Alpha 27% Liquid Alpha Alternatives 12% Alternatives 23% 30% Alternativ… 21% Liquid Alpha Pro Forma 13% Liquid Quant & Alpha Solutions Quant & Quant & 12% 58% Solutions Solutions 64% 67% ___________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma for divestiture of Barrow Hanley and Copper Rock for the three months ended June 30, 2020. (2) Represent percentage of segment pre-tax economic net income and adjusted EBITDA, and excludes economic net income and adjusted EBITDA of the corporate head office included in ‘other’ as reflected in segment information. 9

More Attractive Pro Forma Business Mix - by AUM(1) By Segment By Asset Class By Client Location Other Alternatives 7% 13% Alternatives Australia 13% 4% Asia Fixed 6% U.S.A. Liquid Quant & Income 73% Alpha Solutions 7% Europe BrightSphere Equity 36% 51% 10% 80% Alternatives Other 18% 7% Alternatives Australia 18% 5% Liquid Alpha Asia Fixed 14% 6% U.S.A. Income Pro Forma 70% 1% Quant & Equity Europe Solutions 81% 11% 68% ___________________________________________________________ Please see Definitions and Additional Notes (1) Pro forma for divestiture of Barrow Hanley and Copper Rock as of June 30, 2020. 10

Segment Highlight: Quant & Solutions

- Segment NCCF of $0.3 billion for Q2'20 compared to $1.0 billion for Q2'19; AUM decreased 5.7% from Q2'19 primarily due to Q1'20 market decline
- Continued strong investment performance; decline in 5- and 10- year record driven by managed volatility strategies that tend to underperform broad market during large equity market rallies such as in Q2'20
- Segment ENI decreased 11.1% in Q2'20 compared to Q2'19 due to negative Q1'20 market and lower average AUM, and operating margin increased 10 bps to 36.4% in Q2'20 compared to Q2'19 mainly due to cost management

Key Performance Metrics

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Increase (Decrease)	Three Months Ended March 31, 2020	Increase (Decrease)
Operational Information					
AUM $b	$ 92.0	$ 97.6	(5.7)%	$ 79.0	16.5 %
Average AUM $b	$ 86.9	$ 95.6	(9.1)%	$ 92.9	(6.5)%
NCCF $b	$ 0.3	$ 1.0	$ (0.7)	$ 1.5	$ (1.2)
Annualized Revenue Impact of NCCF $m	$ (6.8)	$ 2.1	$ (8.9)	$ (0.9)	$ (5.9)
ENI management fee rate (bps)	38	39	(1)	37	1
Economic Net Income Basis					
ENI Revenue $m	$ 82.8	$ 93.7	(11.6)%	$ 86.1	(3.8)%
Segment Economic Net Income $m	$ 28.8	$ 32.4	(11.1)%	$ 31.2	(7.7)%
ENI Operating Margin	36.4 %	36.3 %	10 bps	37.2 %	(80) bps
Adjusted EBITDA $m	$ 33.4	$ 35.9	(7.0)%	$ 35.9	(7.0)%

Segment Performance - Quant & Solutions[1]

Revenue-Weighted


100%
50%
0%
47%
48%
88%

	3-Year	5-Year	10-Year
Q1'20	46%	59%	100%
Q2'19	72%	90%	90%

Equal-Weighted


100%
50%
0%
52%
62%
89%

	3-Year	5-Year	10-Year
Q1'20	52%	68%	94%
Q2'19	57%	80%	95%

Asset-Weighted


100%
50%
0%
40%
41%
83%

	3-Year	5-Year	10-Year
Q1'20	41%	63%	100%
Q2'19	62%	87%	87%

Please see Definitions and Additional Notes

(1) *As of June 30, 2020, Quant & Solutions assets representing 56% of revenue were outperforming benchmarks on a 1- year basis, compared to 46% at March 31, 2020 and 34% at June 30, 2019.*

BRIGHTSPHERE Investment Group

11

Segment Highlight: Alternatives

- Segment AUM increased to $24.1 billion at June 30, 2020 compared to $23.5 billion at June 30, 2019
- Alternatives revenue decreased 4.1%, and segment ENI decreased 14.3% in Q2'20 compared to Q2'19, mainly due to change in asset and Affiliate distribution mix

Key Performance Metrics

	Three Months Ended June 30,			Three Months Ended March 31,	
	2020	2019	Increase (Decrease)	2020	Increase (Decrease)
Operational Information					
AUM $b	$ 24.1	$ 23.5	2.6 %	$ 24.3	(0.8)%
Average AUM $b	$ 24.3	$ 23.8	2.1 %	$ 24.1	0.8 %
NCCF $b	$ —	$ (0.1)	n/m	$ 0.6	$ (0.6)
Annualized Revenue Impact of NCCF $m	$ —	$ (2.3)	n/m	$ 5.4	$ (5.4)
ENI management fee rate (bps) (1)	69	73	(4)	69	—
Economic Net Income Basis					
ENI Revenue $m	$ 42.5	$ 44.3	(4.1)%	$ 41.9	1.4 %
Segment Economic Net Income(2) $m	$ 10.2	$ 11.9	(14.3)%	$ 10.3	(1.0)%
ENI Operating Margin	40.2 %	41.3 %	(110) bps	38.4 %	180 bps
Adjusted EBITDA(2) $m	$ 10.5	$ 12.1	(13.2)%	$ 10.7	(1.9)%

Alternative Assets Overview

Alternative Assets by Strategy


Real Assets: 24.1%
Liquid Alternatives: 3.3%
Real Estate: 23.7%
Private Equity: 49.0%

Alternative Assets Breakout


Fund of One: 32.4%
(Institutional client can maintain Alternative exposure beyond terms of typical fund)
Commingled: 67.6%
(typically 8-12 year lockup)

Please see Definitions and Additional Notes

(1) Excluding net catch-up fees, the weighted average fee rate for alternatives would be 71 bps in Q2'20, 75 bps in Q2'19, and 71 bps in Q1'20.

(2) Segment ENI and Adjusted EBITDA include net placement agent fees of $(1.2) million in Q2'20, $(1.3) million in Q2'19, and $(1.5) million in Q1'20.

BRIGHTSPHERE Investment Group
12

Segment Highlight: Liquid Alpha

- Segment NCCF of $(2.0) billion for Q2'20 compared to $(2.0) billion for Q2'19; excluding Barrow Hanley and Copper Rock, NCCF of $0.1 billion for Q2'20
- Segment AUM decreased 37.5% to $64.9 billion at June 30, 2020 compared to June 30, 2019 due to Vanguard reallocation of $22.8 billion in Q4'19 at Barrow Hanley and the impact of Q1'20 market decline, proforma AUM of $19.1 billion at June 30, 2020 down from $23.0 billion at June 30, 2019 partly due to market depreciation
- Segment investment performance improved as portfolios saw significant recovery and outperformance in Q2'20

Key Performance Metrics

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Increase (Decrease)	Three Months Ended March 31, 2020	Increase (Decrease)
Operational Information					
AUM $b	$ 64.9	$ 103.9	(37.5)%	$ 58.5	10.9 %
Average AUM $b	$ 63.2	$ 102.7	(38.5)%	$ 71.1	(11.1)%
NCCF $b	$ (2.0)	$ (2.0)	$ —	$ (1.1)	$ (0.9)
Annualized Revenue Impact of NCCF $m	$ (6.6)	$ (7.6)	$ 1.0	$ (4.7)	$ (1.9)
ENI management fee rate (bps)[1]	31	27	4	30	1
Economic Net Income Basis					
ENI Revenue $m	$ 47.1	$ 66.5	(29.2)%	$ 52.5	(10.3)%
Segment Economic Net Income $m	$ 15.7	$ 25.1	(37.5)%	$ 17.0	(7.6)%
ENI Operating Margin[2]	39.3 %	46.5 %	(720) bps	38.5 %	80 bps
Adjusted EBITDA $m	$ 15.8	$ 25.3	(37.5)%	$ 17.1	(7.6)%

Segment Performance - Liquid Alpha[3][4]

Revenue-Weighted


100%
0%
41%
44%
83%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'20	22%	29%	55%
Q2'19	55%	42%	61%

Equal-Weighted


100%
0%
52%
57%
81%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'20	32%	47%	69%
Q2'19	62%	55%	72%

Asset-Weighted


100%
0%
48%
52%
85%
3-Year
5-Year
10-Year

	3-Year	5-Year	10-Year
Q1'20	22%	30%	54%
Q2'19	54%	43%	54%

Please see Definitions and Additional Notes

(1) *Pro forma ENI management fee rate of 40 bps, 38 bps, and 38 bps as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively. Pro forma for the divestiture of Barrow Hanley and Copper Rock.*

(2) *Pro forma ENI Operating Margin of 45.5%, 49.3%, and 44.0% as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively. Pro forma for the divestiture of Barrow Hanley and Copper Rock.*

(3) *As of June 30, 2020 Liquid Alpha assets representing 39% of revenue were outperforming benchmarks on a 1- year basis, compared to 19% at March 31, 2020 and 16% at June 30, 2019.*

(4) *Excluding Barrow Hanley and Copper Rock, Liquid Alpha assets representing 67%, 29%, 32%, and 92% of revenue outperformed benchmarks on a 1-, 3-, 5-, and 10-year basis at June 30, 2020.*

BRIGHTSPHERE Investment Group

13

Net Client Cash Flows Breakdown

AUM Net Client Cash Flows ("NCCF")[1]


$b
$2
$1
$0
$-1
$-2
$-3
39.8
38
69
31
44.2
40
38
69
$0.3
$0.0
$(2.0)
$0.1
$0.3
$0.0
Q2 2020
Pro forma excluding BHMS and CRC (6)
Total NCCF
$(1.7)
$0.4
Quant & Solutions
Alternatives(5)
Liquid Alpha
Avg. Fee Rate (bps)(3)

Revenue Impact of NCCF[1][2]


$m
$8
$6
$4
$2
$0
$-2
$-4
$-6
$-8
$-10
$-12
$-14
$0.0
$(6.8)
$(6.6)
$0.7
$(6.8)
Revenue Impact as a % of BOP Run Rate Management Fees(4)
Q2 2020
(1.7)%
Pro forma excluding BHMS and CRC (6)

	Q2 2020
Bps inflows	*34*
Bps outflows	*43*

(1) *NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations (please see Definitions and Additional Notes).*
(2) *Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact.*
(3) *Average fee rate represents the average blended fee rate on assets for each segment for the three months ended June 30, 2020.*
(4) *Percentage is equal to the annual revenue impact of NCCF divided by run rate management fees based on beginning of year AUM.*
(5) *Alternatives NCCF were approximately break-even for the three months ended June 30, 2020.*
(6) *BrightSphere has announced divestiture of Barrow Hanley and Copper Rock.*

BRIGHTSPHERE Investment Group
14

Key Performance Metrics

Key Performance Metrics[1]						
($ in millions, unless otherwise noted)	Three Months Ended June 30,			Three Months Ended March 31,	
U.S. GAAP Basis	2020	2019	Increase (Decrease)	2020	Increase (Decrease)
Revenue	$ 174.7	$ 207.1	(15.6)%	$ 182.6	(4.3)%
Pre-tax income from cont. ops. attributable to controlling interests	26.2	42.1	(37.8)%	46.2	(43.3)%
Net income attributable to controlling interests	18.9	28.0	(32.5)%	32.6	(42.0)%
Diluted shares outstanding (in millions)	80.4	91.5		85.1	
Diluted earnings per share, $	$ 0.23	$ 0.31	(25.8)%	$ 0.38	(39.5)%
U.S. GAAP operating margin	15 %	23 %	(750) bps	41 %	n/m
Economic Net Income Basis (Non-GAAP measure used by management)					
ENI revenue	$ 172.5	$ 204.6	(15.7)%	$ 180.6	(4.5)%
Pre-tax economic net income	42.5	53.2	(20.1)%	44.3	(4.1)%
Economic net income	32.9	41.0	(19.8)%	34.3	(4.1)%
ENI diluted earnings per share, $	$ 0.41	$ 0.45	(8.9)%	$ 0.40	2.5 %
Adjusted EBITDA	53.9	63.4	(15.0)%	56.2	(4.1)%
ENI operating margin	34 %	36 %	(152) bps	33 %	120 bps
Other Operational Information					
Assets under management at period end ($ in billions)[2]	$ 181.0	$ 225.0	(19.6)%	$ 161.8	11.9 %
Net client cash flows ($ in billions)[3]	(1.7)	(1.1)	n/m	1.0	n/m
Annualized revenue impact of net flows ($ in millions)	(13.4)	(7.8)	n/m	(0.2)	n/m

Please see Definitions and Additional Notes

(1) *Please see Reconciliations and Disclosures for the reconciliation of Net income attributable to controlling interests to Adjusted EBITDA and ENI.*
(2) *Pro forma AUM of $135.2 billion, $143.9 billion, and $119.8 billion as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.*
(3) *NCCF and revenue impact of NCCF for all periods includes reinvested income and distributions, and excludes realizations (please see Definitions and Additional Notes).*

BRIGHTSPHERE Investment Group

15

ENI Revenue Commentary • ENI Revenue includes management fees, performance fees, and our share of earnings from equity-accounted Affiliates • Q2'20 ENI revenue of $172.5 million decreased from Q2'19 by (15.7)% primarily due to a decrease in management fees • Management fees decreased (17.1)% from Q2'19 primarily due to a decrease in average AUM driven by equity market decline ENI Revenue ($M) Three Months Ended June 30, Three Months Ended March 31, Increase Increase 2020 2019 (Decrease) 2020 (Decrease) Management fees $ 170.7 $ 205.9 (17.1)% $ 178.5 (4.4)% Performance fees 0.3 (2.2) n/m 1.0 (70.0)% Other income, including equity-accounted Affiliates 1.5 0.9 66.7% 1.1 36.4% ENI revenue $ 172.5 $ 204.6 (15.7)% $ 180.6 (4.5)% ___________________________________________________________ Please see Definitions and Additional Notes 16

ENI Operating Expenses

Commentary

- Total ENI operating expenses reflect Affiliate operating expenses and Center expenses (excluding variable compensation)
- ENI Operating expenses reduced to $74.0 million in Q2'20 from $83.0 million in Q2'19 reflecting expense discipline and Center restructuring, while Q2'20 Operating Expense Ratio[(1)] increased to 43.4% for the period due the decline of revenue in Q2'20
- Full-year Operating Expense Ratio[(1)] expected to be in the range of 45-48% if the equity market remains at the same level; ratio is subject to fluctuations as assets and ENI management fees change
  - Pro Forma full-year Operating Expense Ratio is also expected to be in the range of 45-48%[(3)]
  - Ratio expected to trend down once the annual savings from Center restructuring is realized in 2021

ENI Operating Expenses

($M)	Three Months Ended June 30, 2020 $M	2020 % of MFs[(2)]	2019 $M	2019 % of MFs[(2)]	Increase (Decrease)	Three Months Ended March 31, 2020 $M	2020 % of MFs[(2)]	Increase (Decrease)
Fixed compensation and benefits	$ 42.8	*25.1 %*	$ 47.3	*23.0 %*	*(10)%*	$ 46.6	*26.1 %*	*(8)%*
G&A expenses (excl. sales-based compensation)	24.0	*14.1 %*	28.6	*13.9 %*	*(16)%*	27.2	*15.2 %*	*(12)%*
Depreciation and amortization	5.1	*3.0 %*	4.0	*1.9 %*	*28%*	5.3	*3.0 %*	*(4)%*
Core operating expense subtotal	**$ 71.9**	***42.1 %***	**$ 79.9**	***38.8 %***	*(10)%*	**$ 79.1**	***44.3 %***	*(9)%*
Sales-based compensation	2.1	*1.2 %*	3.1	*1.5 %*	*(32)%*	2.1	*1.2 %*	*—%*
Total ENI operating expenses	**$ 74.0**	***43.4 %***	**$ 83.0**	***40.3 %***	*(11)%*	**$ 81.2**	***45.5 %***	*(9)%*
Note: ENI Management fees	$ 170.7		$ 205.9		*(17)%*	$ 178.5		*(4)%*

Please see Definitions and Additional Notes

(1) Operating Expense Ratio reflects total ENI operating expenses as a percent of management fees.
(2) Represents reported ENI management fee revenue.
(3) Pro forma for divestiture of Barrow Hanley and Copper Rock.

BRIGHTSPHERE Investment Group

17

ENI Variable Compensation

Commentary

- Variable compensation typically awarded based on contractual percentage (e.g., ~25 – 35%) of each Affiliate's ENI earnings before variable compensation plus Center bonuses and also includes a contractual split of certain performance fees
  - Affiliate variable compensation includes cash and equity provided through recycling
  - Center variable compensation includes cash and BSIG equity
- Q2'20 Variable Compensation Ratio increased slightly to 40.0% from 39.8% in Q2'19
- Full-year Variable Compensation Ratio expected to be in the range of 41-42%
  - Pro Forma full-year Variable Compensation Ratio is expected to be in the range of 38-40%(1)

ENI Variable Compensation

($M)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Increase (Decrease)	Three Months Ended March 31, 2020	Increase (Decrease)
Cash variable compensation	$ **35.3**	$ **44.1**	*(20)%*	$ **35.5**	*(1)%*
Add: Non-cash equity-based award amortization	4.1	4.3	*(5)%*	4.2	*(2)%*
Variable compensation	**39.4**	**48.4**	*(19)%*	**39.7**	*(1)%*
Earnings before variable compensation	$ **98.5**	$ **121.6**	*(19)%*	$ **99.4**	*(1)%*
Variable Compensation Ratio (VC as % of earnings before variable comp.)	40.0 %	39.8 %	*20 bps*	39.9 %	*6 bps*

Please see Definitions and Additional Notes

(1) Pro forma for divestiture of Barrow Hanley and Copper Rock.

BRIGHTSPHERE Investment Group

18

Affiliate Key Employee Distributions Commentary • Represents employees’ share of profit from their respective Affiliate, in some cases following an initial preference to BSIG(1) • Q2'20 Distribution Ratio of 18.6% lower than Q2'19 mainly due to a decrease in ENI operating earnings, and a change in mix of earnings • Full-year Distribution Ratio expected to be in the range of 17-18%; mix of Affiliate earnings will have significant impact to the ratio (2) ◦ Pro Forma full-year Distribution Ratio is expected to be in the range of 19-20% Affiliate Key Employee Distributions Three Months Ended June 30, Three Months Ended March 31, ($M) Increase Increase 2020 2019 (Decrease) 2020 (Decrease) A Earnings after variable compensation (ENI operating earnings) $ 59.1 $ 73.2 (19)% $ 59.7 (1)% B Less: Affiliate key employee distributions (11.0) (13.8) (20)% (9.8) 12% Earnings after Affiliate key employee distributions $ 48.1 $ 59.4 (19)% $ 49.9 (4)% Affiliate Key Employee Distribution Ratio ( / )B A 18.6% 18.9% (24) bps 16.4% 220 bps __________________________________________________________ Please see Definitions and Additional Notes (1) For consolidated Affiliates. (2) Pro forma for divestiture of Barrow Hanley and Copper Rock. 19

Balance Sheet Management

Balance Sheet

($M)	June 30, 2020	December 31, 2019
Assets		
Cash and cash equivalents	$ 115.8	$ 111.3
Investment advisory fees receivable	126.2	151.9
Right of use assets	108.7	37.7
Investments	145.1	186.3
Other assets	699.4	727.3
Assets of consolidated Funds	227.6	205.2
Total assets	**$ 1,422.8**	**$ 1,419.7**
Liabilities and shareholders' equity		
Accounts payable and accrued expenses	$ 128.3	$ 179.3
Due to OM plc	3.4	3.7
Non-recourse borrowings	21.7	35.0
Third party borrowings	524.0	533.8
Operating lease liabilities	124.9	42.5
Other liabilities	383.8	420.8
Liabilities of consolidated Funds	4.2	6.2
Total liabilities	**$ 1,190.3**	**$ 1,221.3**
Shareholders' equity	72.4	64.4
Non-controlling interests, including NCI of consolidated Funds	160.1	134.0
Total equity	**232.5**	**198.4**
Total liabilities and equity	**$ 1,422.8**	**$ 1,419.7**
Weighted average quarterly diluted shares (ENI)	80.4	85.9
Leverage ratio[1]	2.2 x	2.1 x
Net leverage ratio[2]	1.7 x	1.7 x

Capital

- June 30 net leverage ratio (Debt, net of total cash and cash equivalents / Adj. EBITDA) of 1.7x
- Total seed and co-investment holdings of $115.7 million

Dividend, Investment & Buyback

- $0.01 per share interim dividend approved;
  - Payable September 25 to shareholders of record as of September 11
- Revolver balance reduced to $130 million as of June 30 compared to $220 million as of March 31
- QTD June 30, the Company has purchased 2.4 million shares at an average price of $6.56/share

(1) Debt calculated per terms of the Company's external revolver and excludes non-recourse borrowings, divided by last twelve months Adjusted EBITDA.
(2) Debt calculated per terms of the Company's external revolver, net of total cash and cash equivalents, divided by last twelve months Adjusted EBITDA.

BRIGHTSPHERE Investment Group
20

Supplemental Information 21

Segment Information for Q2'20 and Q2'19

($ in millions, unless otherwise noted)	Three Months Ended June 30, 2020						Three Months Ended June 30, 2019					
	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]
ENI Revenue	$ 82.8	$ 42.5	$ 47.1	$ 0.1	$ 2.2	$ 174.7	$ 93.7	$ 44.3	$ 66.5	$ 0.1	$ 2.5	$ 207.1
ENI Operating Expenses	35.0	15.7	17.4	5.9	16.4	90.4	39.7	15.6	19.9	7.8	14.7	97.7
Earnings before variable compensation	47.8	26.8	29.7	(5.8)	(14.2)	84.3	54.0	28.7	46.6	(7.7)	(12.2)	109.4
Variable compensation	17.7	9.7	11.2	0.8	7.7	47.1	20.0	10.4	15.7	2.3	0.6	49.0
Earnings after variable compensation	30.1	17.1	18.5	(6.6)	(21.9)	37.2	34.0	18.3	30.9	(10.0)	(12.8)	60.4
Affiliate key employee distributions	1.3	6.9	2.8	—	—	11.0	1.6	6.4	5.8	—	—	13.8
Earnings after Affiliate key employee distributions	28.8	10.2	15.7	(6.6)	(21.9)	26.2	32.4	11.9	25.1	(10.0)	(12.8)	46.6
Net interest income (expense)	—	—	—	(5.6)	(1.6)	(7.2)	—	—	—	(6.2)	(2.3)	(8.5)
Net investment income (loss)	—	—	—	—	42.2	42.2	—	—	—	—	(2.4)	(2.4)
Net (income) loss attributable to non-controlling interest	—	—	—	—	(35.0)	(35.0)	—	—	—	—	6.4	6.4
Income tax (expense) benefit	—	—	—	(9.6)	2.3	(7.3)	—	—	—	(12.2)	(1.9)	(14.1)
Economic Net Income	$ 28.8	$ 10.2	$ 15.7	$ (21.8)	$ (14.0)	$ 18.9	$ 32.4	$ 11.9	$ 25.1	$ (28.4)	$ (13.0)	$ 28.0
Adjusted EBITDA[2]	$ 33.4	$ 10.5	$ 15.8	$ (5.8)	$ (35.0)	$ 18.9	$ 35.9	$ 12.1	$ 25.3	$ (9.9)	$ (35.4)	$ 28.0
Segment Assets Under Management ($b)	$ 92.0	$ 24.1	$ 64.9	$ —	$ —	$ 181.0	$ 97.6	$ 23.5	$ 103.9	$ —	$ —	$ 225.0

Please see Definitions and Additional Notes

1. *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*
2. *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*
3. *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

22

Segment Information for Q1'20

($ in millions, unless otherwise noted)	Quant & Solutions	Alternatives	Liquid Alpha	Other	Reconciling Items[1]	Total U.S. GAAP[3]
	Three Months Ended March 31, 2020					
ENI Revenue	**$ 86.1**	**$ 41.9**	**$ 52.5**	**$ 0.1**	**$ 2.0**	**$ 182.6**
ENI Operating Expenses	**37.1**	**16.6**	**19.8**	**7.7**	**(28.6)**	**52.6**
Earnings before variable compensation	**49.0**	**25.3**	**32.7**	**(7.6)**	**30.6**	**130.0**
Variable compensation	17.0	9.2	12.5	1.0	6.4	46.1
Earnings after variable compensation	**32.0**	**16.1**	**20.2**	**(8.6)**	**24.2**	**83.9**
Affiliate key employee distributions	0.8	5.8	3.2	—	—	9.8
Earnings after Affiliate key employee distributions	**31.2**	**10.3**	**17.0**	**(8.6)**	**24.2**	**74.1**
Net interest income (expense)	—	—	—	(5.6)	(1.9)	(7.5)
Net investment income (loss)	—	—	—	—	(30.9)	(30.9)
Net (income) loss attributable to non-controlling interest	—	—	—	—	10.5	10.5
Income tax (expense) benefit	—	—	—	(10.0)	(3.6)	(13.6)
Economic Net Income	**$ 31.2**	**$ 10.3**	**$ 17.0**	**$ (24.2)**	**$ (1.7)**	**$ 32.6**
Adjusted EBITDA[2]	$ 35.9	$ 10.7	$ 17.1	$ (7.5)	$ (23.6)	$ 32.6
Segment Assets Under Management ($b)	**$ 79.0**	**$ 24.3**	**$ 58.5**	**$ —**	**$ —**	**$ 161.8**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between GAAP and non-GAAP measures, refer to the Reconciliations and Disclosures section of this presentation and the Company's Quarterly Report on Form 10-Q.*

(2) *Please see Reconciliations and Disclosures for the reconciliation of net income attributable to controlling interests to Adjusted EBITDA and ENI.*

(3) *Represents U.S. GAAP equivalent of non-GAAP segment information presented. The most directly comparable U.S. GAAP measure of ENI revenue is U.S. GAAP revenue. The most directly comparable U.S. GAAP measure of ENI operating expenses is U.S. GAAP operating expenses, which is comprised of Operating expenses, Variable compensation and Affiliate key employee distributions above. The most directly comparable U.S. GAAP measure of Earnings after Affiliate key employee distributions is U.S. GAAP Operating Income. The U.S. GAAP equivalent of Economic Net Income is U.S. GAAP Net Income attributable to controlling interests. The U.S. GAAP equivalent of Adjusted EBITDA is U.S. GAAP Net Income attributable to controlling interests.*

BRIGHTSPHERE Investment Group

23

Assets Under Management Rollforward by Segment

($ in billions, unless otherwise noted)	Three Months Ended June 30, 2020	June 30, 2019	March 31, 2020
Quantitative and Solutions			
Beginning balance	$ 79.0	$ 95.1	$ 101.9
Gross inflows	3.3	2.5	3.7
Gross outflows	(3.7)	(2.2)	(3.1)
Reinvested income and distributions	0.7	0.7	0.9
Net flows[3]	**0.3**	**1.0**	**1.5**
Market appreciation (depreciation)	12.7	1.5	(24.4)
Ending balance	**$ 92.0**	**$ 97.6**	**$ 79.0**
Average AUM[1]	$ 86.9	$ 95.6	$ 92.9
Alternatives			
Beginning balance	$ 24.3	$ 24.0	$ 23.8
Gross inflows	0.1	0.3	0.7
Gross outflows	(0.1)	(0.4)	(0.1)
Net flows[3]	**—**	**(0.1)**	**0.6**
Market depreciation	—	(0.2)	—
Realizations and other[2]	(0.2)	(0.2)	(0.1)
Ending balance	**$ 24.1**	**$ 23.5**	**$ 24.3**
Average AUM[1]	$ 24.3	$ 23.8	$ 24.1
Liquid Alpha			
Beginning balance	$ 58.5	$ 103.2	$ 78.7
Gross inflows	2.4	2.3	2.8
Gross outflows	(4.9)	(5.2)	(4.3)
Reinvested income and distributions	0.5	0.9	0.4
Net flows[3]	**(2.0)**	**(2.0)**	**(1.1)**
Market appreciation (depreciation)	8.4	2.7	(19.1)
Ending balance	**$ 64.9**	**$ 103.9**	**$ 58.5**
Average AUM	$ 63.2	$ 102.7	$ 71.1
Average AUM of consolidated Affiliates	$ 61.3	$ 100.5	$ 69.0
Total			
Beginning balance	$ 161.8	$ 222.3	$ 204.4
Gross inflows	5.8	5.1	7.2
Gross outflows	(8.7)	(7.8)	(7.5)
Reinvested income and distributions	1.2	1.6	1.3
Net flows[3]	**(1.7)**	**(1.1)**	**1.0**
Market appreciation (depreciation)	21.1	4.0	(43.5)
Realizations and other[2]	(0.2)	(0.2)	(0.1)
Ending balance[4]	**$ 181.0**	**$ 225.0**	**$ 161.8**
Average AUM of consolidated Affiliates	$ 172.5	$ 219.9	$ 186.0
ENI management fee rate of consolidated Affiliates[5]	39.8	37.5	38.6
Basis points: inflows	33.8	36.0	36.6
Basis points: outflows	42.7	40.0	41.4
Annualized revenue impact of net flows (in millions)	**$ (13.4)**	**$ (7.8)**	**$ (0.2)**

(1) *Average AUM equals average AUM of consolidated Affiliates.*
(2) *Realizations include distributions related to the sale of alternative assets, and represent a return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing base on committed AUM to net asset value.*
(3) *NCCF and revenue impact of NCCF for all periods above have been revised and include reinvested income and distributions, and exclude realizations (please see Definitions and Additional Notes).*
(4) *Pro forma AUM of $135.2 billion, $143.9 billion, and $119.8 billion as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.*
(5) *Pro forma ENI management fee rate of consolidated Affiliates of 44.2 bps, 44.9 bps, and 42.8 bps as of June 30, 2020, June 30, 2019, and March 31, 2020, respectively. Pro forma for divestiture of Barrow Hanley and Copper Rock.*

BRIGHTSPHERE Investment Group

24

Reconciliations and Disclosures 25

Reconciliations from U.S. GAAP to Non-GAAP Measures[1]

($ in millions)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Three Months Ended March 31, 2020
U.S. GAAP net income attributable to controlling interests	**$ 18.9**	**$ 28.0**	**$ 32.6**
Adjustments to reflect the economic earnings of the Company:			
1 Non-cash key employee-owned equity and profit interest revaluations[2]	10.9	7.1	(49.3)
2 Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity[2]	3.7	4.0	19.2
3 Capital transaction costs[2]	0.3	1.6	0.2
4 Seed/Co-investment (gains) losses and financings[2]	(6.7)	(2.8)	21.3
5 Tax benefit of goodwill and acquired intangible deductions	2.3	2.4	2.3
6 Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments[2][3]	8.1	1.3	6.7
Total adjustment to reflect earnings of the Company	**$ 18.6**	**$ 13.6**	**$ 0.4**
7 Tax effect of above adjustments[2]	(4.4)	(3.0)	0.5
ENI tax normalization	(0.2)	2.4	0.8
Economic net income	**$ 32.9**	**$ 41.0**	**$ 34.3**
ENI net interest expense to third parties	5.6	6.2	5.6
Depreciation and amortization[4]	5.8	4.0	6.3
Tax on Economic Net Income	9.6	12.2	10.0
Adjusted EBITDA	**$ 53.9**	**$ 63.4**	**$ 56.2**

ENI Adjustments

1. Exclude non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees
2. Exclude non-cash amortization or impairment expenses related to acquired goodwill and other intangibles, as well as the amortization of the value of employee equity owned prior to acquisitions. Please note that the revaluations related to these acquisition-related items are included in (1) above
3. Exclude capital transaction costs including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets
4. Exclude gains/losses on seed capital and co-investments, as well as related financing costs
5. Include cash tax benefits related to tax amortization of acquired intangibles
6. Exclude results of discontinued operations as they are not part of the ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments
7. Exclude one-off tax benefits or costs unrelated to current operations

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Tax-affected items for which adjustments are included in "Tax effect of above adjustments" line, excluding the discontinued operations component of item 6; taxed at 27.3% U.S. statutory rate (including state tax).*

(3) *The three months ended June 30, 2020 includes restructuring at the Center and Affiliates of $3.0 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $4.7 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended June 30, 2019 includes restructuring costs at the Center of $0.5 million, and costs associated with the redomicile to the U.S. of $0.8 million. The three months ended March 31, 2020 includes restructuring costs at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments.*

(4) *The three months ended June 30, 2020 and March 31, 2020 includes non-cash equity-based award amortization expense.*

BRIGHTSPHERE Investment Group
26

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of per-share U.S. GAAP Net Income to Economic Net Income

($)

	Three Months Ended		
	June 30, 2020	June 30, 2019	March 31, 2020
U.S. GAAP net income per share	$ 0.23	$ 0.31	$ 0.38
Adjustments to reflect the economic earnings of the Company:			
i. Non-cash key employee-owned equity and profit interest revaluations	0.14	0.07	(0.59)
ii. Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity	0.05	0.04	0.23
iii. Capital transaction costs	—	0.02	—
iv. Seed/Co-investment (gains) losses and financing	(0.08)	(0.03)	0.25
v. Tax benefit of goodwill and acquired intangibles deductions	0.03	0.03	0.03
vi. Discontinued operations, restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments	0.10	0.01	0.08
vii. ENI tax normalization	—	0.03	0.01
Tax effect of above adjustments, as applicable	(0.06)	(0.03)	0.01
Economic net income per share	$ 0.41	$ 0.45	$ 0.40

Reconciliation of U.S. GAAP Revenue to ENI Revenue

($ in millions)

	Three Months Ended		
	June 30, 2020	June 30, 2019	March 31, 2020
U.S. GAAP revenue	$ 174.7	$ 207.1	$ 182.6
Include investment return on equity-accounted Affiliates	0.6	0.7	0.6
Exclude revenue from consolidated Funds	(1.7)	(1.9)	(1.5)
Exclude fixed compensation reimbursed by customers	(1.1)	(1.3)	(1.1)
ENI revenue	$ 172.5	$ 204.6	$ 180.6

Please see Definitions and Additional Notes

(1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.

BRIGHTSPHERE Investment Group

27

Reconciliations from U.S. GAAP to Non-GAAP Measures[1] (cont.)

Reconciliation of U.S. GAAP Operating Expense to ENI Operating Expense

($ in millions)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Three Months Ended March 31, 2020
U.S. GAAP operating expense	**$ 148.5**	**$ 160.5**	**$ 108.5**
Less: items excluded from ENI			
Amortization of pre-acquisition employee equity[2]	(1.8)	(2.3)	(1.2)
Non-cash key employee-owned equity and profit interest revaluations	(10.9)	(7.1)	49.3
Goodwill impairment and amortization of acquired intangible assets	(1.9)	(1.7)	(18.0)
Capital transaction costs	(0.2)	(1.6)	—
Restructuring costs and the impact of a one-time compensation arrangement that includes advances against future compensation payments[3]	(8.1)	(1.3)	(6.7)
Compensation reimbursed by customers	(1.1)	(1.3)	(1.1)
Funds' operating expense	(0.1)	—	(0.1)
Less: items segregated out of U.S. GAAP operating expense			
Variable compensation[4]	(39.4)	(48.4)	(39.7)
Affiliate key employee distributions	(11.0)	(13.8)	(9.8)
ENI operating expense	**$ 74.0**	**$ 83.0**	**$ 81.2**

Please see Definitions and Additional Notes

(1) *For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company's Quarterly Report on Form 10-Q.*

(2) *Reflects amortization of pre-acquisition equity owned by employees, associated with the Landmark acquisition. Revaluation of the Landmark interests is included in "Non-cash key employee-owned equity and profit interest revaluations" above.*

(3) *The three months ended June 30, 2020 includes restructuring at the Center and Affiliates of $3.0 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $4.7 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended June 30, 2019 includes restructuring costs at the Center of $0.5 million, and costs associated with the redomicile to the U.S. of $0.8 million. The three months ended March 31, 2020 includes restructuring costs at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments.*

(4) *Represents ENI variable compensation. For the three months ended June 30, 2020, June 30, 2019, and March 31, 2020, the U.S. GAAP equivalent of variable compensation was $47.1 million, $49.0 million and $46.1 million, respectively.*

BRIGHTSPHERE Investment Group

28

Reconciliations from U.S. GAAP to Non-GAAP Measures(1) (cont.) Reconciliation of U.S. GAAP pre-tax income from continuing operations to Pre-tax ENI ($ in millions) Three Months Ended June 30, June 30, March 31, 2020 2019 2020 U.S. GAAP pre-tax income from continuing operations $ 61.2 $ 35.7 $ 35.7 Adjustments to reflect the economic earnings of the Company: Non-cash key employee-owned equity and profit interest revaluations 10.9 7.1 (49.3) Goodwill impairment and amortization of acquired intangible assets and pre-acquisition employee equity 3.7 4.0 19.2 Capital transaction costs 0.3 1.6 0.2 Seed/Co-investment (gains) losses and financings (6.7) (2.8) 21.3 Restructuring and the impact of a one-time compensation arrangement that includes advances against future compensation payments (2) 8.1 1.2 6.7 Net (income) loss attributable to non-controlling interests (35.0) 6.4 10.5 Pre-tax ENI $ 42.5 $ 53.2 $ 44.3 ___________________________________________________________ Please see Definitions and Additional Notes (1) For further information and additional reconciliations between U.S. GAAP and non-GAAP measures, see the Company’s Quarterly Report on Form 10-Q. (2) The three months ended June 30, 2020 includes restructuring at the Center and Affiliates of $3.0 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $4.7 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. The three months ended June 30, 2019 includes restructuring costs at the Center of $0.5 million, and costs associated with the redomicile to the U.S. of $0.8 million. The three months ended March 31, 2020 includes restructuring costs at an Affiliate of $0.4 million, costs associated with the transfer of an insurance policy from our former Parent of $0.3 million, and $6.0 million relating to the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. 29

Definitions and Additional Notes References to “BrightSphere,” “BSIG” or the “Company” refer to BrightSphere Investment Group Inc.; references to “OM plc” refer to Old Mutual plc, the Company’s former parent; references to “BSUS” or the “Center” refer to the holding company excluding the Affiliates. BrightSphere operates its business through seven asset management firms (the “Affiliates”). BrightSphere’s distribution activities are conducted in various jurisdictions through affiliated companies in accordance with local regulatory requirements. The Company uses a non-GAAP performance measure referred to as economic net income (“ENI”) to represent its view of the underlying economic earnings of the business. ENI is used to make resource allocation decisions, determine appropriate levels of investment or dividend payout, manage balance sheet leverage, determine Affiliate variable compensation and equity distributions, and incentivize management. The Company’s ENI adjustments to U.S. GAAP include both reclassifications of U.S. GAAP revenue and expense items, as well as adjustments to U.S. GAAP results, primarily to exclude non-cash, non-economic expenses, or to reflect cash benefits not recognized under U.S. GAAP. In the first quarter of 2020, the Company refined its definition of economic net income in light of a one-time compensation arrangement entered into that includes advances against future compensation payments. The Company re-categorizes certain line items on the income statement to: • exclude the effect of Fund consolidation by removing the portion of Fund revenues, expenses and investment return which is not attributable to its shareholders. • include within management fee revenue any fees paid to Affiliates by consolidated Funds, which are viewed as investment income under U.S. GAAP. • include the Company’s share of earnings from equity-accounted Affiliates within other income, rather than investment income; • treat sales-based compensation as a general and administrative expense, rather than part of fixed compensation and benefits; • identify separately from operating expenses, variable compensation and Affiliate key employee distributions, which represent Affiliate earnings shared with Affiliate key employees; and • net the separate revenues and expenses recorded under U.S. GAAP for certain Fund expenses initially paid by the Company’s Affiliates on the Fund’s behalf and subsequently reimbursed, to better reflect the actual economics of the Company’s business. The Company also makes the following adjustments to U.S. GAAP results to more closely reflect its economic results by: i. excluding non-cash expenses representing changes in the value of Affiliate equity and profit interests held by Affiliate key employees. These ownership interests may in certain circumstances be repurchased by BrightSphere at a value based on a pre-determined fixed multiple of trailing earnings and as such this value is carried on the Company’s balance sheet as a liability. Non-cash movements in the value of this liability are treated as compensation expense under U.S. GAAP. However, any equity or profit interests repurchased by BrightSphere can be used to fund a portion of future variable compensation awards, resulting in savings in cash variable compensation that offset the negative cash effect of repurchasing the equity. ii. excluding non-cash amortization or impairment expenses related to acquired goodwill and other intangibles as these are non-cash charges that do not result in an outflow of tangible economic benefits from the business. It also excludes the amortization of acquisition-related contingent consideration, as well as the value of employee equity owned pre-acquisition, as occurred as a result of the Landmark transaction, where such items have been included in compensation expense as a result of ongoing service requirements for certain employees. Please note that the revaluations related to these acquisition-related items are included in (i) above. iii. excluding capital transaction costs, including the costs of raising debt or equity, gains or losses realized as a result of redeeming debt or equity and direct incremental costs associated with acquisitions of businesses or assets. iv. excluding seed capital and co-investment gains, losses and related financing costs. The net returns on these investments are considered and presented separately from ENI because ENI is primarily a measure of the Company’s earnings from managing client assets, which therefore differs from earnings generated by its investments in Affiliate products, which can be variable from period to period. v. including cash tax benefits associated with deductions allowed for acquired intangibles and goodwill that may not be recognized or have timing differences compared to U.S. GAAP. vi. excluding the results of discontinued operations attributable to controlling interests since they are not part of the Company’s ongoing business, restructuring costs incurred in continuing operations and the impact of a one-time compensation arrangement entered into that includes advances against future compensation payments. vii. excluding deferred tax resulting from changes in tax law and expiration of statutes, adjustments for uncertain tax positions, deferred tax attributable to intangible assets and other unusual items not related to current operating results to reflect ENI tax normalization. 30

Definitions and Additional Notes ENI earnings before variable compensation ENI earnings before variable compensation is calculated as ENI revenue, less ENI operating expense. ENI variable compensation ratio The ENI variable compensation ratio is calculated as variable compensation divided by ENI earnings before variable compensation. It is used by management and is useful to investors to evaluate consolidated variable compensation as measured against the Company’s ENI earnings before variable compensation. Variable compensation is usually awarded based on a contractual percentage of each Affiliate’s ENI earnings before variable compensation and may be paid in the form of cash or non-cash Affiliate equity or profit interests. Center variable compensation includes cash and BrightSphere equity. Non-cash variable compensation awards typically vest over several years and are recognized as compensation expense over that service period. The variable compensation ratio at each Affiliate will typically be between 25% and 35%. ENI Affiliate key employee distribution ratio The Affiliate key employee distribution ratio is calculated as Affiliate key employee distributions divided by ENI operating earnings. The ENI Affiliate key employee distribution ratio is used by management and is useful to investors to evaluate Affiliate key employee distributions as measured against the Company’s ENI operating earnings. Affiliate key employee distributions represent the share of Affiliate profits after variable compensation that is attributable to Affiliate key employee equity and profit interests holders, according to their ownership interests. At certain Affiliates, BSUS is entitled to an initial preference over profits after variable compensation, structured such that before a preference threshold is reached, there would be no required key employee distributions, whereas for profits above the threshold the key employee distribution amount would be calculated based on the key employee economic percentages, which range from approximately 20% to 40% at its consolidated Affiliates. U.S. GAAP operating margin U.S. GAAP operating margin equals operating income from continuing operations divided by total revenue. Consolidated Funds Financial information presented in accordance with U.S. GAAP may include the results of consolidated pooled investment vehicles, or Funds, managed by the Company’s Affiliates, where it has been determined that these entities are controlled by the Company. Financial results which are “attributable to controlling interests” exclude the impact of Funds to the extent it is not attributable to the Company’s shareholders. Annualized revenue impact of net flows (“NCCF”) Annualized revenue impact of net flows represents annualized management fees expected to be earned on new accounts and net assets contributed to existing accounts (inflows), less the annualized management fees lost on terminated accounts or net assets withdrawn from existing accounts (outflows), plus revenue impact from reinvested income and distribution. Annualized management fee for client flow is calculated by multiplying the annual gross fee rate for the relevant account with the inflow or the outflow, including equity-accounted Affiliates. In addition, reinvested income and distribution for each segment is multiplied by average fee rate for the respective segment to compute the revenue impact. Reinvested income and distributions Net flows include reinvested income and distributions made by BrightSphere’s Affiliates. Reinvested income and distributions represent investment yield not distributed as cash, and reinvested back to the portfolios. Realizations and Other Realizations include distributions related to the sale of alternative assets and represent return on investments. Other activity primarily relates to the decline in billable AUM as a legacy alternative fund transitioned from billing based on committed AUM to net asset value. n/m “Not meaningful.” BSIG 2020032 31

Definitions and Additional Notes The Company adjusts its income tax expense to reflect any tax impact of its ENI adjustments. Adjusted EBITDA Adjusted EBITDA is defined as economic net income before interest, income taxes, depreciation and amortization. The Company notes that its calculation of Adjusted EBITDA may not be consistent with Adjusted EBITDA as calculated by other companies. The Company believes Adjusted EBITDA is a useful liquidity metric because it indicates the Company’s ability to make further investments in its business, service debt and meet working capital requirements. Refer to the reconciliation of U.S. GAAP net income attributable to controlling interests to ENI and Adjusted EBITDA. Segment ENI Segment ENI represents ENI for each of the Company’s reportable segments, calculated in accordance with the Company’s definition of Economic Net Income, before income tax, interest income and interest expense. Methodologies for calculating investment performance(1): Revenue-weighted investment performance measures the percentage of management fee revenue generated by Affiliate strategies which are beating benchmarks. It calculates each strategy’s percentage weight by taking its estimated composite revenue over total composite revenues in each period, then sums the total percentage of revenue for strategies outperforming. Equal-weighted investment performance measures the percentage of Affiliates’ scale strategies (defined as strategies with greater than $100 million of AUM) beating benchmarks. Each outperforming strategy over $100 million has the same weight; the calculation sums the number of strategies outperforming relative to the total number of composites over $100 million. Asset-weighted investment performance measures the percentage of AUM in strategies beating benchmarks. It calculates each strategy’s percentage weight by taking its composite AUM over total composite AUM in each period, then sums the total percentage of AUM for strategies outperforming. ENI operating earnings ENI operating earnings represents ENI earnings before Affiliate key employee distributions and is calculated as ENI revenue, less ENI operating expense, less ENI variable compensation. It differs from economic net income because it does not include the effects of Affiliate key employee distributions, net interest expense or income tax expense. ENI operating margin The ENI operating margin, which is calculated before Affiliate key employee distributions, is used by management and is useful to investors to evaluate the overall operating margin of the business without regard to the Company’s various ownership levels at each of the Affiliates. ENI operating margin is a non-GAAP efficiency measure, calculated based on ENI operating earnings divided by ENI revenue. The ENI operating margin is most comparable to the Company’s U.S. GAAP operating margin. ENI management fee revenue ENI Management fee revenue corresponds to U.S. GAAP management fee revenue. Net catch-up fees Net catch-up fees represent payment of fund management fees back to the initial closing date for certain products with multiple closings, less placement fees paid to third parties related to these funds. ENI operating expense ratio The ENI operating expense ratio is used by management and is useful to investors to evaluate the level of operating expense as measured against the Company’s recurring management fee revenue. The Company has provided this ratio since many operating expenses, including fixed compensation & benefits and general and administrative expense, are generally linked to the overall size of the business. The Company tracks this ratio as a key measure of scale economies at BrightSphere because in its profit sharing economic model, scale benefits both the Affiliate employees and BrightSphere shareholders. ___________________________________________________________ (1) Liquid Alpha Segment’s Windsor II Large Cap Value account AUM and return are separated from Liquid Alpha’s Large Cap Value composite in revenue-weighted, equal-weighted and asset- weighted outperformance percentage calculations for the period ended June 30, 2019. BSIG 2020032 32